Exhibit 10.14

FIRST LIEN PREFERRED FLEET MORTGAGE

	•	UNITED STATES OF AMERICA

GLOBAL GEOPHYSICAL SERVICES, INC.	•	STATE OF TEXAS
3535 Briarpark, Suite 200
Houston, Texas 77042	•	COUNTY OF HARRIS

TO	•

CREDIT SUISSE, CAYMAN ISLANDS	•
BRANCH
as Administrative Agent	•
and Collateral Agent
Eleven Madison Avenue	•
New York, NY 10010

THIS FIRST LIEN PREFERRED FLEET MORTGAGE, on the Vessels hereinafter named and described, which is dated effective as of January 16, 2008 (“Mortgage”) in the amount of $150,000,000, plus interest and other charges, costs and fees and the other Obligations (“Secured Amount”) under the First Lien Credit Agreement dated the date hereof (“Credit Agreement”), among GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation (“Mortgagor”), the lenders from time to time party thereto (“Lenders”) and CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent for such Lenders (“Mortgagee”). Capitalized terms used but not defined herein are used as defined in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, Mortgagor is the sole owner of the whole of the Vessels hereinafter named and described and is justly and truly indebted to Mortgagee for the Secured Amount which is due and payable in the amounts and upon the terms and conditions set forth in the Credit Agreement and the other Loan Documents (“Documents”) and has agreed to give this Mortgage in order to secure the Secured Amount and the Documents evidencing the same and has authorized and directed the execution and delivery hereof.

WHEREAS, the Mortgagor, the Lenders and the Mortgagee have entered into an Intercreditor Agreement dated the date hereof (“Intercreditor Agreement”) which governs the rights and remedies of the Mortgagee and Lenders under this Mortgage and the other Documents in relation to, among other things, the Second Lien Preferred Fleet Mortgage granted by Mortgager in favor of Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent for the lenders from time to time party to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, and to secure the Secured Amount and the Documents hereinabove referred to and the performance of all covenants therein and herein contained, Mortgagor, by these presents, mortgages and conveys unto Mortgagee, its heirs, executors, administrators, successors, or assigns, the whole of the Vessels named below and further described in its last marine document issued and identified as follows:

Type	Name	Official Number	Tonnage Gross

M/V	MS. CORDELIA	1196009	245
M/V	LORI B	1111303	33
M/V	JAMES H. SCOTT	1172960	73
M/V	GLOBAL VISION	1058458	38
M/V	GLOBAL QUEST	1050795	47
M/V	GLOBAL SCOUT	1071699	91

(each a “Vessel” and collectively, the “Vessels”) together with all auxiliaries, tackle, apparel, accessories and appurtenances, and additional renewals, improvements and replacements now or hereafter belonging thereto, whether or not removed therefrom, all bunkers, lube oil or other supplies and all freights, sub-freights or charter hire, all of which shall be deemed to be included in the term “Vessel” herein; provided that the foregoing shall not include any property other than each Vessel, including its earned freights, within the meaning of 46 U.S.C. §31322(a).

TO HAVE AND TO HOLD all and singular the above described Vessels unto Mortgagee, its heirs, executors, administrators, successors or assigns forever.

Provided, however, that if Mortgagor, its heirs, executors, administrators, successors or assigns, shall pay the aforesaid indebtedness and the Documents evidencing the same and shall perform and observe all and singular the terms, covenants and agreements contained in said Documents and in this Mortgage, then this Mortgage shall cease; otherwise it shall remain in full force and effect. Mortgagor agrees to perform and to observe the terms, covenants and agreements contained in said Documents, and in this Mortgage and to hold the Vessels subject thereto.

Nothing herein shall be deemed or construed subject to the lien hereof other than a Vessel eligible for registration under the laws of United States.

The terms and conditions of this Mortgage are as follows:

ARTICLE I.

Particular Covenants of Mortgagor.

1.                                       Mortgagor shall pay the Secured Amount evidenced by the Documents secured by the Mortgage and will observe, perform and comply with all the covenants, terms and conditions herein and in the said Documents, expressed, or implied, on its part to be observed, performed, or complied with.

2.                                       Mortgagor is and shall continue to be a citizen of the United States entitled to own and operate the Vessels under its marine documents, which Mortgagor shall maintain in full force and effect; and all action necessary for the execution, delivery and validity hereof and of said Documents has been duly taken.  Mortgagor shall not remove any Vessel from United States of America waters during the term of this Mortgage.

3.                                       Mortgagor lawfully owns and possesses the whole of the Vessels free of all prior or competing liens and encumbrances whatsoever, and shall warrant and defend title to and possession of all and every part thereof for the benefit of Mortgagee against all persons whomsoever except as permitted by the Documents.

4.                                       Mortgagor shall comply with and not permit the Vessels to be operated contrary to any provision of the laws, treaties, conventions, rules, regulations or orders of the United States of America and/or any other jurisdiction wherein operated, and/or of any department or agency thereof, and shall not remove the Vessels from the limits of the United States without the prior written consent of Mortgagee.  Mortgagor shall do everything necessary to establish and maintain this Mortgage as a First Lien Preferred Fleet Mortgage on each Vessel and shall maintain in the documentation of each Vessel as a Vessel of the United States of America or the port of documentation without the prior written consent of Mortgagee.

5.                                       Neither the Mortgagor nor the master or operator of the Vessels, or any one acting on their behalf, has or shall have any right, power, or authority to create, incur or permit to be placed or imposed or continued upon the Vessels any lien whatsoever which would or might be prior to or on a parity with or which might impair the lien of this Mortgage, other than to secure the Mortgagee, its heirs, executors, administrators, successors or assigns, and liens for damages arising out of tort, stevedores’ and crews’ wages, salvage and general average except as permitted by the Documents.

6.                                       Mortgagor shall pay and discharge when due and payable from time to time, all taxes, assessments, governmental charges, fines and penalties lawfully imposed upon the Vessels, and upon any income therefrom except as permitted by the Documents.  However, the right of Mortgagor to contest the validity of any claim contemplated by this Section 6 or the Documents shall in no event be construed as permitting any libel, attachment, or other seizure of the Vessels under process or color of legal authority to remain undissolved or undischarged, or in any respect modify or alter any obligation of Mortgagor under Section 8 of this Article I.

7.                                       Mortgagor will place, and until this Mortgage has been discharged of record will retain, a properly certified copy of this Mortgage on board each Vessel with its papers and will cause such certified copy and such papers to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon other than liens for damages arising out of tort, stevedores’ and crews’ wages, salvage and general average.

8.                                       If, notwithstanding the limitation against creating liens against any Vessel, it is libeled, attached, detained, seized or levied upon or taken into custody under process or under color of any authority (“Order”), Mortgagor shall immediately notify Mortgagee by fax and email, confirmed by letter, and promptly discharge or release the Vessel therefrom, and in any event within fifteen (15) days after such Order; provided, however, if Mortgagor or any charterer of the Vessel invokes the benefits of any applicable limitation of liability statutes providing for the limitation of the liability of ship owners in compliance with such Order, then the release and discharge of the Vessel shall be completed within twenty (20) days from the date of the required payment into the Registry of the Court or for the giving of a stipulation for the payment into the Registry of the Court of the amount of the value of petitioner’s interest in the Vessel and her pending freight, if any; and provided further that in any such proceeding to limit liability, the Vessel shall not be surrendered or offered to be surrendered to a trustee without the prior written consent of Mortgagee.

9.                                       Mortgagor shall at all times afford Mortgagee complete opportunity to inspect each Vessel and its cargoes and papers; and shall certify upon Mortgagee’s request, but not more frequently than monthly, that all wages and all other claims whatsoever, which might have given rise to a lien upon the Vessel, have been paid.

10.                                 Except as otherwise provided herein or in the Documents, Mortgagor shall not, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, sell or mortgage any Vessel or any interest therein to any persons whomsoever, or charter any Vessel except to persons entitled by law to operate same for uses lawful for a United States Vessel and then only provided the insurance thereon as required by Section 12 of this Article I be unaffected thereby or adequately replaced.

11.                                 From time to time Mortgagor shall execute and deliver such other and further instruments and assurances as in the opinion of Mortgagee’s counsel may be required to subject the Vessels more effectually to the lien hereof; to maintain and effectuate this mortgage as a First Lien Preferred Fleet Mortgage on the Vessels; and for operation of the Vessels by Mortgagee, as herein provided, and to effectuate sales as provided in Paragraph (b) of Section 5 of Article II hereinafter.

12.                                 (a)                                  So long as the Documents secured hereby remain outstanding or there remains any amount due, payment whereof is secured by the lien or security interest of this Mortgage, Mortgagor, at its own expense or at the expense of any charterer, shall keep each Vessel insured for an amount not less than its full insurable value, provided however, that the aggregate amount of such insurance in respect of each Vessel shall never be less than the aggregate outstanding principal amount of the Documents secured hereby, against the risks of fire, explosion and marine perils (including without limitation a collision or Four-Fourths Running Down Clause and Inchmaree Clause and against all other risks customarily insured on a Vessel of this type and size, including but not limited to strikes, riots and civil commotion coverage, and in the amount of $5,000,000.00, including excess P. & I. coverage against the P. & I. risks customarily covered. Mortgagor may eliminate from the Hull and P. & I. insurance any risks ordinarily covered thereunder, provided that it insures such risks under a separate or different form of policy; and the P. & I. insurance as to coverage of Mortgagor’s employees, if any, may be excess insurance over any Employer’s Liability and/or Voluntary Workmen’s Compensation Insurance if provided by Mortgagee.  Where the valuation of any Vessel in any policy of insurance required hereunder may be pertinent, such valuation shall not exceed the amount insured thereby, and policy franchises or deductible averages shall not exceed the sum of $100,000.00 as to each loss covered by hull insurance and $100,000.00 as to each loss covered by P. & I. insurance.  Excess liability, increased value, disbursements and other forms of total loss insurance, in such amounts as marine underwriters may allow, may be carried as part of the total amount of the hull insurance required hereunder.

(b)                                 Mortgagor may select its own insurance brokers (unless such brokers are unsatisfactory to Mortgagee) and all such policies must be through such brokers on policy forms approved by Mortgagee and from companies in good standing and satisfactory to Mortgagee.  Certificates for all insurance herein provided for and receipts for the payment of the premiums thereon shall be delivered to Mortgagee.

(c)                                  All insurance policies must be issued in the joint names of Mortgagor and Mortgagee and be payable to them as their respective interests may appear.  The interest of Mortgagee is hereby declared to be the unpaid balance of the principal and interest of the Documents outstanding and any unpaid amounts secured by the lien of this Mortgage, and in the event of a total loss of a Vessel, actual or constructive, as constructive total loss is defined in the policies of insurance procured hereunder, Mortgagee shall be paid first the amount of its interest in such insurance with preference to and priority over Mortgagor and any person claiming under or from Mortgagor, and any balance shall be paid to Mortgagor.  If such a total loss of a Vessel shall occur, Mortgagor and Mortgagee shall join in a payment order directing the interested underwriter to pay the proceeds of the insurance applicable to such total loss in the manner herein provided.  The proceeds of all other insurance shall be paid to Mortgagor and Mortgagee jointly, but in any event and whether or not Mortgagor be in default under this Mortgage, Mortgagee shall make available to Mortgagor by an appropriate payment order directed to the interested underwriter the proceeds of all insurance to pay any outstanding bill for repairing the Vessel and/or outstanding third party claim, provided that Mortgagor must pay the amount of the deductible; or to reimburse Mortgagor in whole or in part for any expenditures Mortgagor may have made for repairing the Vessel and/or to pay any third party claim, but Mortgagee, as a condition precedent to such reimbursement of Mortgagor, may require Mortgagor to furnish Mortgagee with receipted bills or waivers of liens against the Vessel for repairing the Vessel and/or waivers of liens or appropriate releases for the third party claims, or in either event to furnish or pay the applicable deductible average.  If Mortgagor does not complete repairs to the Vessel or pay third party claims, or in either event furnish and/or pay the deductible, then Mortgagee shall be entitled to receive the proceeds of any insurance applicable to such loss and upon payment shall credit the net proceeds of any insurance as provided in Section 7 of Article II hereinafter.

(d)                                 Mortgagor will maintain all such insurance in full force and effect and it will not take or allow any act of omission or commission which will in any way invalidate, void or suspend any insurance herein provided to be maintained.  Each policy of insurance required to be maintained by Mortgagor hereunder shall be endorsed with the undertaking of the insurance company or underwriters issuing such policy to the effect that such policy shall not lapse, expire, terminate or be canceled for any reason whatsoever without at least ten (10) days prior written notice to Mortgagee.  Mortgagor shall, within a reasonable period of time, pay for any material loss of or damage to any Vessel by any cause whatsoever, and shall discharge or obtain the release of any third party claims whatsoever which would constitute a material prior or competing lien against any Vessel, not covered by insurance or for which no reimbursement or incomplete reimbursement is secured from the insurance.

13.                                 Mortgagor shall, except as permitted by the Documents, at its own expense, insofar as is practicable and material, perform all ordinary maintenance on the Vessels and make all proper renewals and replacements necessitated by wear, tear, normal depreciation and casualty.  In the event of material damage to any Vessel less than a total loss, actual or constructive, as constructive total loss is defined in the policy or policies of hull insurance procured hereunder, Mortgagor shall make and pay for the repairs necessitated thereby, and in that event Mortgagor shall pay the amount of the deductible average provided in the insurance, and whether or not Mortgagor be in default under the terms of this Mortgage, Mortgagor shall be entitled to receive the proceeds of insurance applicable to the repaired damage in the manner provided in Section 12(c) hereinabove; and if Mortgagor does not make such repairs, Mortgagor nevertheless shall remain bound for the amount of the deductible average provided in such insurance.  Mortgagor will not make or permit to be made any substantial change in the structure or type of any Vessel or change in the rig of the Vessel.

14.                                 The Mortgagor shall place, and at all times and places will retain, a properly certified copy of this Mortgage on board each Vessel and will cause such certified copy and the Vessel’s marine documents to be exhibited to any and all persons having business therewith which might give rise to any lien thereon, and to any representatives of the Mortgagee; and will place and keep prominently displayed in the chart room and in the Master’s cabin of said Vessel a framed printed notice reading as follows:

NOTICE OF MORTGAGE

THIS VESSEL IS COVERED BY A FIRST LIEN PREFERRED FLEET MORTGAGE IN FAVOR OF CREDIT SUISSE, CAYMAN ISLANDS BRANCH, AS COLLATERAL AGENT (THE “MORTGAGEE”), UNDER AUTHORITY OF CHAPTER 313, TITLE 46 OF THE UNITED STATES CODE.  UNDER THE TERMS OF SAID MORTGAGE, NEITHER THE OWNER, ANY CHARTERER, THE MASTER OF THIS VESSEL NOR ANY OTHER PERSON HAS ANY RIGHT, POWER OR AUTHORITY TO CREATE, INCUR OR PERMIT TO BE PLACED OR IMPOSED UPON THIS VESSEL ANY LIEN WHATSOEVER OTHER THAN THE LIENS OF THE AFORESAID MORTGAGE AND LIENS FOR CREW WAGES, GENERAL AVERAGE AND SALVAGE.

ARTICLE II.

Events of Default and Remedies of Mortgagee.

l.                                          In the event that Mortgagor fails to procure and/or maintain insurance, as provided in Section 12 of Article I hereinabove, Mortgagee may, at its option, without any obligation so to do, and without waiver of any of its rights hereunder, procure such insurance as it deems necessary to protect its security and the cost of the same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at the same rate as is provided upon the principal amount of this Mortgage, and such insurance costs and the interest thereon shall constitute a debt secured by the lien of this Mortgage.  Within fifteen (15) days after any procurement of insurance by Mortgagee under this section, Mortgagee shall give Mortgagor written notice thereof.

2.                                       In the event that any Vessel is arrested or detained by a Marshal or other officer of any court of law, equity, or admiralty jurisdiction, or by governmental or other authority, on a claim for which Mortgagor is alleged to be liable, and shall not be released from arrest or detention as and within the time prescribed by the provisions of Section 8 of Article I hereinabove, Mortgagor hereby authorizes and empowers Mortgagee, by its duly appointed representative, in the name of Mortgagor, or its heirs, executors, administrators, successors, or assigns, to apply for, claim and receive, or take possession of the Vessel with all rights and powers Mortgagor, its heirs, executors, administrators, successors or assigns, might have, possess, and exercise in any such event. The power hereby granted shall be irrevocable and may be exercised not only by said representatives of Mortgagee, but also by an appointee or appointees of such representatives, with full power of substitution, to the same extent as if such appointee or appointees had been named as one of the attorneys above named by express designation.  Mortgagor also authorizes and empowers any person duly acting under the provisions of this Section 2 of Article II to appear in the name of Mortgagor, its heirs, executors, administrators, successors or assigns, in any court where a suit may be pending against Mortgagor, or against any Vessel because of or on account of any alleged lien against the Vessel and from which it has not been released, and to take such proceedings as such person may deem proper for the defense of such suit and for the release of the Vessel therefrom.  All expenditures or liabilities made or incurred by them, or any of them, in the premises, in good faith, shall be debts due from Mortgagor to Mortgagee, and shall be promptly repaid by Mortgagor to Mortgagee with interest thereon at the same rate as is provided upon the principal amount of this Mortgage, and shall be secured by the lien of this Mortgage.

3.                                       In the event Mortgagor fails to properly maintain any Vessel and make proper repairs, renewals and replacements, as required by the provisions of Section 13 of Article I hereinabove, and such failure shall continue for a period of thirty (30) days after written notice by Mortgagee, Mortgagee may, at its option, without any obligation to do so and without waiver of any of its rights hereunder, perform such maintenance and make such repairs, renewals and replacements and the cost of the same shall be charged against Mortgagor and be promptly repaid to Mortgagee with interest thereon at the same rate as is provided upon the principal amount of this Mortgage, and all such expenditures and the interest thereon shall constitute a debt from Mortgagor to Mortgagee secured by the lien of this Mortgage.

4.                                       An “Event of Default” means and includes the following:

(a)                                  Failure to pay any installment of principal or interest on the Documents secured hereby when due;

(b)                                 Failure by Mortgagor in the observance of any covenants contained in this Mortgage or the Documents, if such failure shall continue for a period of fifteen (15) days after written notice by Mortgagee; and

(c)                                  The Mortgagor shall remove or attempt to remove any Vessel beyond the trading limits as set forth in the policies of insurance referenced in Section 12 of Article 1 hereof; or shall abandon the Vessel in a foreign port.

5.                                       After the occurrence and during the continuance of an event of default specified in Section 4 of this Article II, Mortgagee, without limitation to the remedies set forth in the Documents:

(a)                                  May take any Vessel with or without legal process wherever it is and Mortgagor, or other person in possession, shall forthwith surrender possession of the Vessel to Mortgagee, upon demand; Mortgagee then shall take or may hold, lay up, lease, operate, manage and control or otherwise use the Vessel in any service and trade for which the Vessel is suited by virtue of the Vessel’s design and construction as Mortgagee may elect, provided that such service and trade is in accordance with the laws and regulations applicable, and may insure the Vessel and make all necessary or proper repairs and useful alterations, additions, betterments and improvements thereto as to it may seem judicious, and shall be entitled to collect and receive all tolls, earnings, income, rents, issues and profits of, or arising out of the operation or management of the Vessel and after deducting all expenses of operation and/or repairs, maintenance, alterations, additions, betterments and improvements and all payments for taxes, insurance, as well as just and reasonable compensation for its own services, and for all its agents, attorneys and employees, Mortgagee shall apply the net money arising, as aforesaid, as provided by Section 6 of this Article II;

(b)                                 May take any Vessel with or without legal process wherever it may be and Mortgagor or other person in possession shall forthwith surrender possession of the Vessel upon demand of Mortgagee and Mortgagee may sell the Vessel at public sale, free from any and all claims of or by Mortgagor in law, in equity, in admiralty or by statute, which sale shall be made at a time and place and upon such notice as may be required by law; if not governed by any applicable provisions of law, such sale shall be made at such time and place as Mortgagee may fix, after notice of the time, place and terms of said sale, together with a description of the property to be sold, has been published, after notice has been mailed to Mortgagor, for six (6) consecutive days (except Sunday) preceding the date for such sale, in a newspaper printed in the English language and customarily published on each business day and of general circulation in Harris County, Texas, and in a newspaper published in the county or parish in which the place of sale is located if other than the said county; Mortgagee and its heirs, executors, administrators, successors or assigns hereby are appointed the true and lawful attorneys irrevocable of Mortgagor in its name and stead to make all necessary transfers of property thus sold, and for the purpose it or they will execute all necessary instruments of assignment and transfer, Mortgagor hereby ratifying and confirming all that its said attorneys shall lawfully do by virtue hereof;

(c)                                  May proceed to protect and enforce its rights under this Mortgage, including all rights and remedies arising by reason of the applicable law of the forum, by suit or suits in equity or actions at law, or by suit in admiralty in rem or in personam, whether for specific performance or for the enforcement of any covenant or agreement contained herein or for any foreclosure hereunder or for the enforcement of any proper legal or equitable remedy or remedy in admiralty as Mortgagee, being advised by counsel, shall deem most effectual to protect and enforce the rights aforesaid; in connection with any such proceeding Mortgagee shall be entitled, as a matter of right, to the appointment of a receiver of the mortgaged property and tolls, rents, income, revenues, profits and earnings thereof;

(d)                                 Mortgagee as a condition precedent to exercising the power of sale hereby granted or seeking to sell the mortgaged property, pursuant to judicial proceedings, shall, except as otherwise provided herein, be required to give Mortgagor any notice declaring the principal of the Documents secured by the lien of this Mortgage to be due and payable immediately;

(e)                                  May proceed personally against Mortgagor in any court of competent jurisdiction to recover, with interest thereon at the same rate as is provided upon the principal amount of this Mortgage, and damages which Mortgagee may sustain by reason of any infraction by Mortgagor of any obligations contained in Sections l to 13 inclusive of Article I hereinabove.

                                                Each and every power or remedy herein conferred on Mortgagee shall be cumulative and in addition to all other powers or remedies now or hereafter existing in admiralty, in equity, in law or by statute and may be exercised as often as may be deemed expedient by Mortgagee.  No delay or omission by Mortgagee shall impair any right, power or remedy and no waiver of any default shall waive any other default.

6.                                       If at any time after one or more events of default enumerated in Section 4 of this Article II shall have occurred and before the Vessel shall have been sold pursuant to any provision of this Article II (whether or not proceedings for foreclosure shall have been commenced and/or prosecuted in any court) Mortgagor shall make good such default or defaults, including without limitation, payment of any past due installment of principal and interest on the Documents secured by the lien of this Mortgage, and reimbursement of any advances and expenditures made by Mortgagee in accordance with the provisions of Sections l, 2 and 3 of this Article II, with interest thereon, then and in every such case Mortgagee shall waive such default or defaults and its or their consequences and shall rescind any action theretofore taken by it, including without limitation, the acceleration of payment of the Documents secured by this Mortgage; but no such waiver shall extend to or affect any subsequent default or impair any right consequent thereon.

7.                                       The net proceeds of any judicial or other sale, of any charter, managements or other use of any Vessel by Mortgagee, of any claim for damages to the Vessel and of any insurance received by Mortgagee (except to the extent that such insurance proceeds are to be paid to Mortgagor in accordance with any provisions of this Mortgage) shall be applied as follows:

First:  To the payment of all attorney’s fees, court costs, and other expenses due or incurred or which may have been paid by Mortgagee for the collection of any unpaid principal of the Documents and the accrued interest thereon secured by the lien of this Mortgage;

Second:  To the payment of the whole amount then owing and unpaid upon the Documents for principal and accrued interest thereon and, in case such proceeds shall be insufficient to pay the whole amount so due and unpaid, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal or of any installment of interest or principal over any other installment of interest or principal, ratably to the aggregate of such unpaid principal and the accrued and unpaid interest;

Third:  To the payment of any claim or the balance of any claim which Mortgagee may have for reimbursement for advances or expenditures, with interest thereon at the same rate as is provided upon the principal amount of this Mortgage, which Mortgagee has made under the provisions of Sections l, 2 and 3 of this Article II, and for any infraction by Mortgagor of Sections l to 13 inclusive of Article I hereinabove.

Fourth:  To the payment of any surplus thereafter remaining to Mortgagor or to whomsoever may be entitled thereto.

Should there not be any funds or insufficient funds to liquidate all valid claims of Mortgagee, then Mortgagor shall remain bound to Mortgagee for any unpaid amount or balance due and shall be liable to pay said amount to Mortgagee with interest thereon as provided upon the principal amount of this Mortgage but, if after payment in full, any amount remains, it shall be paid to Mortgagor.

8.                                       Mortgagor shall not at any time insist upon or plead or in any manner whatever claim or take the benefit or advantages of any stay or extension, valuation or appraisement law for the purpose of preventing or hindering the enforcement or foreclosure of this Mortgage, and it covenants that it will not hinder, delay or impede the execution of any power herein granted and delegated to Mortgagee, but that it will suffer and permit the execution of every such power as though no such law or laws had been made or enacted, nor after any sale or sales will it claim or exercise any right under any statute or otherwise to redeem the property so sold or any part thereof.

9.                                       Notwithstanding any other provision herein to the contrary, no sale, charter, transfer or other disposition of any Vessel or any interest therein may be made to any entity not a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, without the approval of the Secretary of Transportation of the United States.

ARTICLE III.

Possession until Default.

Until an Event of Default shall have happened and shall have continued for the time, if any, specified with reference thereto in Article II hereinabove, Mortgagee shall permit Mortgagor and Mortgagor shall have the right to possess, use, manage, operate and enjoy the Vessels and to take, collect and receive, and use the freights, issues, rents, income and profits thereof and apply the same to all legitimate uses.

ARTICLE IV.

Information for Endorsement of Mortgage.

For purposes of this Mortgage and the recordation and endorsement of this Mortgage on the documents of the Vessels as required by the Ship Mortgage Act, the total amount of the Mortgage is One Hundred Fifty Million Dollars ($150,000,000), plus interest and performance of mortgage covenants.

The Mortgagor holds an interest of 100% of each Vessel and 100% of such interest is subject to this Mortgage.

The addresses of the parties are:

Mortgagor:

Global Geophysical Services, Inc.

3535 Briarpark, Suite 200

Houston, Texas 77042

Fax No. (713) 979-1560

Mortgagee:

Credit Suisse, Cayman Islands Branch

Eleven Madison Avenue

New York, NY 10010

Attention of Agency Group

Fax No. (212) 325-8304

Although it is not intended that this Mortgage include any property other than the Vessels, if any determination is made at any time for any reason that this Mortgage does include any property other than a “Vessel”, then such property may be separately discharged by the payment of .01% of the said total amount.

ARTICLE V.

Intercreditor Agreement.

This Mortgage is subject to the terms and conditions of the Intercreditor Agreement.  If any provision of the Intercreditor Agreement conflict with this Mortgage, the Intercreditor Agreement shall govern.

ARTICLE VI.

Sundry Provisions.

l.                                          All covenants and agreements of Mortgagor herein contained shall bind Mortgagor, its heirs, executors, successors or administrators or assigns forever, and shall inure to the benefit or Mortgagee and its heirs, executors, administrators, successors or assigns forever.  Following any assignment of this Mortgage, and reference herein to Mortgagee shall be deemed to refer to the “assignee”.

2.                                       Notwithstanding any contrary statement contained herein regarding the maturity of this Mortgage, it shall remain in full force and effect until, but only until, the payment in full of the principal and all interest which will become due on the Documents secured by the lien of this Mortgage and the payment of any other sum or debt which may become due pursuant to the provisions of this Mortgage and which is secured by the lien hereof and until, but only until, the full and final performance of all covenants contained in this Mortgage.

3.                                       Any notice or demand which by any provision of this Mortgage is required or permitted to be given, delivered or served on Mortgagor may be given, delivered or served by being deposited, postage prepaid, in a post office letter box addressed (until another address is filed by Mortgagor in writing with Mortgagee for the purpose of this section), as follows: Global Geophysical Services, Inc., 3535 Briarpark, Suite 200, Houston, Texas 77042, (Fax No. (713) 979-1560).  Any notice or demand which by any provision of this Mortgage is required or permitted to be given, delivered or served on Mortgagee may be given, delivered or served by being deposited, postage prepaid, in a post office letter box addressed (until another address is filed by Mortgagee in writing with Mortgagor for the purpose of this Section 3) as follows: Credit Suisse, Cayman Islands Branch, Eleven Madison Avenue, New York, NY 10010, Attention of Agency Group (Fax No. (212) 325-8304).

4.                                       If any provision of this Mortgage, or any obligation, right or remedy created by this Mortgage be declared invalid in any legal proceedings, no other valid obligation, right or remedy created by this Mortgage shall be affected thereby.

5.                                       This instrument may, for convenience, be executed in any number of original counterparts, each of which shall be deemed an original and all of which taken together shall be and constitute one instrument.

IN WITNESS WHEREOF, the Mortgagor has caused this instrument to be executed all as of the day and year first above written.

WITNESSES:	GLOBAL GEOPHYSICAL SERVICES, INC.

	By:	Craig M. Murrin
Vice President, Secretary and General
Counsel

Sworn to and Subscribed before me this 16th day of January 2008

ACKNOWLEDGMENT

STATE OF TEXAS

COUNTY OF HARRIS

BE IT KNOWN that on this 4th day of January 2008, before me personally appeared:

Craig Murrin

to me known, who, after being by me duly sworn, did depose and say:

That he is Vice President, Secretary and General Counsel of Global Geophysical Services, Inc. which is described in and who executed the within instrument, and that he signed his name to the said instrument and acknowledged the within instrument at the direction of the Board of Directors of said corporation.

IN TESTIMONY WHEREOF, I have hereto set my hand and seal on this day and year first above written.

NOTARY PUBLIC